UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.   20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 22, 2005

InfoSonics Corporation

(Exact name of registrant as specified in its charter)

Maryland	005-79915	33-0599368
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5880 Pacific Center Blvd., San Diego, CA		92121
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (858) 373-1600

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement

On November 22, 2005, InfoSonics Corporation (the “Company”) amended its Credit Agreement (the “Credit Agreement”) with Wells Fargo HSBC Trade Bank, N.A. (“Wells Fargo”) to increase the credit limit under the Credit Agreement from $20,000,000 to $25,000,000.  This Credit Agreement expires on October 1, 2006.  Subject to the credit limit, the amount of credit available at any time is the lesser of (a) the sum of the Company’s “Borrowing Base” (defined as an amount equal to 80% of the Company’s eligible domestic accounts receivable and 85% of its eligible foreign insured accounts), plus any outstanding amounts on a related Standby Letters of Credit subfacility from the date of the Amended Credit Agreement through February 28, 2006, or (b) the sum of the Borrowing Base, less the outstanding amounts on the Standby Letters of Credit subfacility from March 1, 2006 and thereafter.  The credit limit for the Standby Letters of Credit subfacility is $5,000,000 and is available to finance the Company’s working capital requirements.

All other terms of the Credit Agreement remain in full force and effect, without waiver or modification.

The description of the amendment to the Credit Agreement above does not purport to be complete and is qualified in its entirety by reference to the First Amendment to Credit Agreement, which is filed as an exhibit to this Current Report.

Item 9.01.  Financial Statements and Exhibits

(c)                   Exhibits.

Exhibit No.	Description
10.1	First Amendment to Credit Agreement by and between InfoSonics Corporation and Wells Fargo HSBC Trade Bank, N.A. entered into on November 22, 2005.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

InfoSonics Corporation

/s/ Jeffrey Klausner
Chief Financial Officer

Dated:	November 29, 2005